Careview Communications, Inc. 8-K
EXHIBIT 10.108

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of March 27, 2013, is made by and among Careview Communications, inc., a Nevada corporation (the “Company”), the Purchasers listed on Exhibit A hereto, together with their permitted transferees (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS:

A.  The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act.

B.  The Purchasers, severally and not jointly, desire to purchase and the Company desires to sell, upon the terms and conditions stated in this Agreement, up to a maximum of $3,078,900 of Common Stock and $25,000 of warrants to purchase Common Stock of the Company.

C.  The capitalized terms used herein and not otherwise defined have the meanings given them in Article 7.

AGREEMENT

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Purchasers (severally and not jointly) hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF SECURITIES

1.1      Purchase and Sale of Securities. At the Closing, the Company will issue and sell to each Purchaser, and each Purchaser will, severally and not jointly, purchase from the Company the number of shares of Common Stock (the “Shares”) and the number of warrants (the “Warrants” and together with this Agreement, the “Transaction Documents”) to purchase shares of Common Stock set forth opposite such Purchaser’s name on Exhibit A hereto (the Shares, Warrants and Warrant Shares (as defined below) referred to collectively as the “Securities”). The purchase price for each Share shall be $0.495 (the “Share Purchase Price”) and the purchase price for each Warrant shall be $0.01 (the “Warrant Share Purchase Price”) per share of Common Stock issuable upon exercise of the Warrant (the “Warrant Shares”). The Warrants shall have an exercise price per share equal to $0.60 and be issued substantially in the form of Warrant attached as Exhibit B hereto. No Purchaser shall be entitled to purchase Warrants in a ratio greater than 0.5 to 1.0 of Warrants to Shares.

1.2      Payment. At the Closing, each Purchaser will pay the aggregate Share Purchase Price and Warrant Share Purchase Price set forth opposite its name on Exhibit A hereto by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchasers prior to the Closing. On or before the Closing, the Company will (i) instruct its transfer agent to deliver stock certificates to the Purchasers representing the Shares set forth on Exhibit A against delivery of the aggregate Share Purchase Price and (ii) deliver Warrants exercisable for that number of Warrant Shares set forth on Exhibit A against delivery of the aggregate Warrant Shares Purchase Price.  The foregoing notwithstanding, if the Purchaser has indicated to the Company at the time of execution of this Agreement a need to settle “delivery versus payment”, the Company shall deliver to such Purchaser or such Purchaser’s designated custodian the original stock certificates and Warrants on or prior to the Closing and, upon receipt, the Purchaser shall wire the aggregate Stock Purchase Price and aggregate Warrant Exercise Price as provided in the first sentence of this Section 1.2.

1.3      Closing Date. The closing of the transaction contemplated by this Agreement will take place on April 1, 2013 (the “Closing Date”) and the closing (the “Closing”) will be held at the offices of Goodwin Procter LLP, 620 Eighth Avenue, New York, NY 10018 or at such other time and place as shall be agreed upon by the Company and the Purchasers hereunder of a majority in interest of the Securities.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as specifically contemplated by this Agreement, the Company hereby represents and warrants to the Purchasers that:

2.1      Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to conduct its business as currently conducted as disclosed in the SEC Documents. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect.

2.2      Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and to perform its obligations under the Transaction Documents, to consummate the transactions contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof and thereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including the issuance of the Securities) have been duly authorized by the Company’s Board of Directors or a duly authorized committee thereof and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required. Each of the Transaction Documents has been duly executed by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

2.3      Capitalization. The authorized capital stock of the Company, as of the date hereof, consists of 300,000,000 shares of Common Stock, $0.001 par value per share, of which 132,526,042 shares are issued and outstanding, and 20,000,000 shares of Preferred Stock, $0.001 par value per share, none of which have been designated. All of the issued and outstanding shares of Common Stock have been duly authorized, validly issued, fully paid, and nonassessable. Options to purchase an aggregate of 9,093,977 shares of Common Stock and warrants to purchase an aggregate of 34,076,710 shares of Common Stock are outstanding as of the date hereof. $30,230,258 in face value of Convertible Debt convertible into 24,184,207 shares of Common Stock is outstanding as of the date hereof. Except as disclosed in or contemplated by the SEC Documents, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations other than options granted under the Company’s stock option plans and its employee stock purchase plan. The Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), as in effect on the date hereof, and the Company’s Bylaws (the “Bylaws”) as in effect on the date hereof, are each filed as exhibits to the SEC Documents.  There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.

2.4      Issuance of Securities. The Shares and the Warrant Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement (and in case of the Warrant Shares, the Warrants), will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances, claims and restrictions (other than restrictions on transfer imposed by applicable securities laws), and will not be subject to preemptive rights or other similar rights of stockholders of the Company.

2.5      No Conflicts; Government Consents and Permits; Compliance.

(a)      The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including the issuance of the Securities) will not (i) conflict with or result in a violation of any provision of its Articles of Incorporation or Bylaws or require the approval of the Company’s stockholders, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have a Material Adverse Effect.

(b)      The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents in accordance with the terms hereof and thereof, or to issue and sell the Securities in accordance with the terms hereof and thereof other than such as have been made or obtained, and except for the registration of the Shares and Warrant Shares under the Securities Act pursuant to Section 6 hereof and any filings required to be made under federal or state securities laws.

(c)      The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it and as currently proposed to be conducted as disclosed in the SEC Documents, except for such franchise, permit, license or similar authority, the lack of which would not reasonably be expected to have a Material Adverse Effect. The Company has not received any actual notice of any proceeding relating to revocation or modification of any such franchise, permit, license, or similar authority except where such revocation or modification would not reasonably be expected to have a Material Adverse Effect.

(d)      Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Agreement (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company or its properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

2.6      SEC Documents, Financial Statements. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since December 31, 2011, pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof being hereinafter referred to herein as the “SEC Documents”), except as disclosed on forms NT 10-K and NT 10-Q filed by it with the SEC. The Company has delivered to each Purchaser, or each Purchaser has had access to, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the Financial Statements and the related notes complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements and the related notes have been prepared in accordance with accounting principles generally accepted in the United States, consistently applied, during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in SEC Documents and is not so disclosed and would have or reasonably be expected to result in a Material Adverse Effect.  All material agreements that were required to be filed on or prior to the date hereof as exhibits to the SEC Documents under Item 601 of Regulation S-K to which the Company or any Subsidiary of the Company is a party, or the property or assets of the Company or any Subsidiary of the Company are subject, have been filed as exhibits to the SEC Documents (all such material agreements being hereinafter referred to as the “Material Agreements”). All Material Agreements are valid and enforceable against the Company in accordance with their respective terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, (ii) as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws and (iii) as otherwise described in the SEC Documents. The Company is not in breach of or default under any of the Material Agreements, and to the Company’s knowledge, no other party to a Material Agreement is in breach of or default under such Material Agreement, except in each case, for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect. The Company has not received a notice of termination nor is the Company otherwise aware of any threats to terminate any of the Material Agreements.

2.7      Disclosure Controls and Procedures. Except as disclosed in the SEC Documents, the Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated Subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Except as set forth in the SEC Documents, the Company maintains internal control over financial reporting (as such term is defined in Exchange Act Rule 13a-15(f) and 15d-15(f)) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and such internal control over financial reporting is effective.  The Company presented in its most recently filed annual report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the Company’s internal control over financial reporting based on their evaluations as of the end of the period covered by such report. Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting (as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting.

2.8      Accounting Controls. Except as disclosed in the SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.9      Absence of Litigation. As of the date hereof, there is no action, suit, proceeding or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s knowledge, threatened against the Company that if determined adversely to the Company would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to impair the ability of the Company to perform its obligations under the Transaction Documents. Neither the Company, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty relating to the Company. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC of the Company or any current or former director or officer of the Company. The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the Company’s knowledge, the SEC has not issued any such order.

2.10   Intellectual Property Rights. The Company and its Subsidiaries own, possess or can acquire on reasonable terms sufficient trademarks, trademark applications, service marks, service names, trade names, patents, patent applications, patent rights, inventions, know-how, copyrights, domain names, licenses, approvals, trade secrets and other similar rights reasonably necessary to conduct their businesses as now conducted and, to the knowledge of the Company, as proposed to be conducted as described in the SEC Documents (the “Intellectual Property”); except to the extent failure to own, possess or acquire such Intellectual Property would not result in a Material Adverse Effect. To the Company’s knowledge, neither the Company nor any of its Subsidiaries has infringed the intellectual property rights of third parties and no third party, to the Company’s knowledge, is infringing the Intellectual Property, in each case, which could reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the SEC Documents, there are no material options, licenses or agreements relating to the Intellectual Property, nor is the Company bound by or a party to any material options, licenses or agreements relating to the patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names or copyrights of any other person or entity. Except as described in the SEC Documents, there is no material claim or action or proceeding pending or, to the Company’s knowledge, threatened that challenges any of the rights of the Company in or to, or otherwise with respect to, any Intellectual Property.

2.11   Placement Agent. The Company has taken no action that would give rise to any claim by any person for brokerage commissions, Placement Agent’s fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with the Placement Agent, whose commissions and fees will be paid by the Company.

2.12   Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

2.13   No Material Adverse Change. Since September 30, 2012, except as described or referred to in the SEC Documents and except for cash expenditures in the ordinary course of business, there has not been any change in the assets, business, properties, financial condition or results of operations of the Company that would reasonably be expected to have a Material Adverse Effect. Since September 30, 2012, (i) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (ii) the Company has not sustained any material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, and (iii) the Company has not incurred any material liabilities except in the ordinary course of business.

2.14   National Securities Exchange. The Common Stock is not listed on a national securities exchange.

2.15   Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity with respect to the Company) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents to the Company in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

2.16   Accountants. BDO USA, LLP, who will express their opinion with respect to the audited financial statements and schedules to be included as a part of any Registration Statement prior to the filing of any such Registration Statement, are independent accountants as required by the Securities Act.

2.17   Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for a company (i) in the businesses and location in which the Company is engaged, (ii) with the resources of the Company, and (iii) at a similar stage of development as the Company. The Company has not received any written notice that the Company will not be able to renew its existing insurance coverage as and when such coverage expires. The Company believes it will be able to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

2.18   Foreign Corrupt Practices. Since January 1, 2012, neither the Company, its Subsidiaries, nor to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.19   Private Placement. Neither the Company nor its Subsidiaries or any affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Securities under the Securities Act. Assuming the accuracy of the representations and warranties of the Purchasers contained in Article 3 hereof, the issuance of the Securities and the Warrant Shares are exempt from registration under the Securities Act.

2.20   No Registration Rights. No person has the right to (i) prohibit the Company from filing a Registration Statement or (ii) other than as disclosed in the SEC Documents, require the Company to register any securities for sale under the Securities Act by reason of the filing of a Registration Statement except in the case of clause (ii) for rights which have been properly waived. The granting and performance of the registration rights under this Agreement will not violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company is a party.

2.21   Taxes. The Company has filed (or has obtained an extension of time within which to file) all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due on such tax returns, except where the failure to so file or the failure to so pay would not reasonably be expected to have a Material Adverse Effect.

2.22   Real and Personal Property. The Company has good and marketable title to, or has valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use of such property by the Company, (ii) are described in the SEC Documents or (iii) would not reasonably be expected to have a Material Adverse Effect.

2.23   Application of Takeover Protections. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not impose any restriction on any Purchaser, or create in any party (including any current stockholder of the Company) any rights, under any share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provisions under the Company’s charter documents or the laws of its state of incorporation.

2.24   No Manipulation of Stock. The Company has not taken, nor will it take, directly or indirectly any action designed to stabilize or manipulate the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.

2.25   Related Party Transactions. Except with respect to the transactions (i) that are not required to be disclosed and (ii) contemplated hereby to the extent an affiliate of any director purchases Securities hereunder, all transactions that have occurred between or among the Company, on the one hand, and any of its officers or directors, or any affiliate or affiliates of any such officer or director, on the other hand, prior to the date hereof have been disclosed in the SEC Documents.

2.26   Use of Proceeds. The Company shall use the net proceeds of the sale of the Securities under this Agreement for working capital and general corporate purposes, including any required repayments of indebtedness.

2.27    Disclosure.  The Company confirms that neither it nor any of its officers or directors nor any other Person acting on its or their behalf has provided, and it has not authorized the Placement Agent to provide, any Purchaser or its respective agents or counsel with any information that it believes constitutes material, non-public information except insofar as the existence, provisions and terms of the Transaction Documents and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Company in the press release as contemplated by Section 4.4 hereof. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company.

2.28   No Additional Agreements.  The Company has no other agreements or understandings (including, without limitation, side letters) with any Purchaser to purchase Securities on terms other than as set forth herein.

2.29   Shell Company Status.  The Company is not, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

ARTICLE 3

PURCHASER’S REPRESENTATIONS AND WARRANTIES

Each Purchaser represents and warrants to the Company, severally and not jointly, with respect to itself and its purchase hereunder, that:

3.1      Investment Purpose. The Purchaser is purchasing the Securities for its own account and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of such Securities or any arrangement or understanding with any other persons regarding the sale or distribution of such Securities except in accordance with the provisions of Article 6 and except as would not result in a violation of the Securities Act. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in accordance with the provisions of Article 6 or pursuant to and in accordance with the Securities Act.

3.2      Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws.

3.3      Information. The Purchaser has been furnished with all relevant materials relating to the business, finances and operations of the Company necessary to make an investment decision, and materials relating to the offer and sale of the Securities, that have been requested by the Purchaser, including, without limitation, the Company’s SEC Documents, and the Purchaser has had the opportunity to review the SEC Documents. The Purchaser has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Documents and the Company’s representations and warranties contained in the Agreement.

3.4      Acknowledgement of Risk.

(a)      The Purchaser acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation, (i) an investment in the Company is speculative, and only Purchasers who can afford the loss of their entire investment should consider investing in the Company and the Securities; (ii) the Purchaser may not be able to liquidate its investment; (iii) transferability of the Securities is extremely limited; (iv) in the event of a disposition of the Securities, the Purchaser could sustain the loss of its entire investment; and (v) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future. Such risks are more fully set forth in the SEC Documents;

(b)      The Purchaser is able to bear the economic risk of holding the Securities for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Securities; and

(c)      The Purchaser has, in connection with the Purchaser’s decision to purchase Securities, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein and the SEC Documents, and the Purchaser has, with respect to all matters relating to this Agreement and the offer and sale of the Securities, relied solely upon the advice of such Purchaser’s own counsel and has not relied upon or consulted any counsel to the Placement Agent or counsel to the Company.

3.5      Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

3.6      Transfer or Resale. The Purchaser understands that:

(a)      the Securities have not been and are not being registered under the Securities Act (other than as contemplated in Article 6) or any applicable state securities laws and, consequently, the Purchaser may have to bear the risk of owning the Securities for an indefinite period of time because the Securities may not be transferred unless (i) the resale of the Securities is registered pursuant to an effective registration statement under the Securities Act, as contemplated in Article 6; (ii) the Purchaser has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Securities are sold or transferred pursuant to Rule 144;

(b)      any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

(c)      except as set forth in Article 6, neither the Company nor any other person is under any obligation to register the resale of the Shares or the Warrant Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

3.7      Legends.

(a)      The Purchaser understands the certificates representing the Securities will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT SUCH OPINION IS REQUIRED PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.

(b)      The Company shall, at its sole expense, upon appropriate notice from any Purchaser stating that Shares and/or Warrant Shares have been sold pursuant to an effective Registration Statement, timely prepare and deliver certificates representing the Shares and/or Warrant Shares to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free of any restrictive legends and in such denominations and registered in such names as such Purchaser may request.  Further, the Company shall, at its sole expense, cause its legal counsel or other counsel satisfactory to the transfer agent (i) while the Registration Statement is effective, to issue to the transfer agent a “blanket” legal opinion to allow sales without restriction pursuant to the effective Registration Statement and (ii) provide all other opinions as may reasonably be required by the transfer agent in connection with the removal of legends.  A Purchaser may request that the Company remove, and the Company agrees to authorize the removal of, any legend from such Shares or Warrant Shares, following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Shares or Warrant Shares, (i) following any sale of such Shares or Warrant Shares pursuant to Rule 144, (ii) if such Shares or Warrant Shares are eligible for sale under Rule 144(b)(1), or (iii) following the time a legend is no longer required with respect to such Shares or Warrant Shares.  If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Business Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Shares or Warrant Shares deliver or cause to be delivered to such Purchaser a certificate representing such Shares or Warrant Shares that is free from all restrictive legends.  Certificates for Shares or Warrant Shares free from all restrictive legends may be transmitted by the Company’s transfer agent to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company as directed by such Purchaser.  Each Purchaser hereby agrees that the removal of the restrictive legend pursuant to this Section 3.7(b) is predicated upon the Company’s reliance that such Purchaser will sell any such Shares or Warrant Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

3.8      Authorization; Enforcement. The Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

3.9      Residency. The Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser’s name on the signature pages hereto.

3.10   No Short Sales. Between the time the Purchaser learned about the Offering and the public announcement of the Offering, the Purchaser has not engaged in any short sales or similar transactions with respect to the Common Stock, nor has the Purchaser, directly or indirectly, caused any Person to engage in any short sales or similar transactions with respect to the Common Stock.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio managers that have knowledge about the financing transaction contemplated by this Agreement.

3.11   Acknowledgements Regarding the Placement Agent. The Purchaser acknowledges that the Placement Agent is acting as the exclusive placement agent on a “best efforts” basis for the Securities being offered hereby and will be compensated by the Company for acting in such capacity. The Purchaser represents that (i) the Purchaser, unless affiliated with a member of the Company’s Board of Directors, was contacted regarding the sale of the Securities by the Placement Agent (or an authorized agent or representative thereof) with whom the Purchaser entered into a confidentiality agreement and (ii) to its knowledge no Securities were offered or sold to it by means of any form of general solicitation or general advertising.

3.12   Purchaser Status.  At the time such Purchaser was offered the Shares and Warrants, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) of the Securities Act.

ARTICLE 4

COVENANTS

4.1      Reporting Status. The Company’s Common Stock is registered under Section 12 of the Exchange Act.  During the Registration Period, the Company will timely file all documents with the SEC, and the Company will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

4.2      Expenses. The Company shall pay the reasonable legal fees and expenses of Greenberg Traurig, LLP, counsel to certain Purchasers, incurred by such Purchasers in connection with the transactions contemplated by the Transaction Documents, not to exceed $15,000, which amount shall be paid directly by the Company to Greenberg Traurig, LLP at the Closing or paid by the Company to Greenberg Traurig, LLP upon termination of this Agreement so long as such termination did not occur as a result of a material breach by such Purchasers of any of their obligations hereunder (as the case may be).  Additionally, the Company shall reimburse Wolverine Asset Management, LLC for all reasonable due diligence and legal expenses, not to exceed $7,500, which amount shall be paid directly by the Company to Wolverine Asset Management, LLC at the Closing or paid by the Company to Wolverine Asset Management, LLC upon termination of this Agreement so long as such termination did not occur as a result of a material breach by Wolverine Asset Management, LLC of any of their obligations hereunder (as the case may be). Except as set forth above, the Company and each Purchaser is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

4.3      Financial Information. The financial statements of the Company to be included in any documents filed with the SEC will be prepared in accordance with accounting principles generally accepted in the United States, consistently applied (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q), and will fairly present in all material respects the consolidated financial position of the Company and consolidated results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

4.4      Securities Laws Disclosure; Publicity. On or before 9:00 a.m., New York local time, on the Business Day immediately following the date hereof, the Company shall issue a press release announcing the signing of this Agreement and describing the terms of the transactions contemplated by this Agreement and disclosing any other material, nonpublic information that the Company may have provided any Purchaser at any time prior to the issuance of such press release. From and after the issuance of such press release, no Purchaser shall be in possession of any material, non-public information received from the Company, any Subsidiary or any of their respective officers, directors or employees or the Placement Agent.  On or before March 29, 2013, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and including as an exhibit to such Current Report on Form 8-K this Agreement, in the form required by the Exchange Act. The Company shall not publicly disclose the name of any Purchaser or any affiliate or investment adviser of the Purchaser, or include the name of any Purchaser or any affiliate or investment adviser of the Purchaser in any filing with the SEC (other than in a Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic report or current report filing requirements under the Exchange Act) or any regulatory agency, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or regulations, in which case the Company shall provide each Purchaser whose name is to be disclosed with prior notice of such disclosure and a reasonable opportunity to comment on the proposed disclosure insofar as it relates specifically to such Purchaser.

4.5      Sales by Purchasers. Each Purchaser will sell any Securities and Warrant Shares held by it in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. No Purchaser will make any sale, transfer or other disposition of the Securities in violation of federal or state securities laws.

4.6      Reservation of Common Stock. The Company shall reserve and keep available at all times during which the Warrants remain exercisable, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Warrant Shares pursuant to this Agreement.

4.7      Indemnification of Purchasers.  In addition to the indemnity provided in Section 6.6(a), the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees, agents and investment advisers (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners, employees or investment advisers (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Indemnified Person”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Indemnified Person may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser Indemnified Person in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Indemnified Person, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under this Agreement or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). Promptly after receipt by any Purchaser Indemnified Person of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 4.7, such Purchaser Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Purchaser Indemnified Person, and shall assume the payment of all fees and expenses;  provided, however, that the failure of any Purchaser Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such proceeding, any Purchaser Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Purchaser Indemnified Person unless: (i) the Company and the Purchaser Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Purchaser Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Purchaser Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Purchaser Indemnified Person, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Purchaser Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Purchaser Indemnified Person, unless such settlement includes an unconditional release of such Purchaser Indemnified Person from all liability arising out of such proceeding.

ARTICLE 5

CONDITIONS TO CLOSING

5.1      Conditions to Obligations of the Company. The Company’s obligation to complete the purchase and sale of the Securities and deliver such stock certificate(s) and Warrants to each Purchaser is subject to the waiver by the Company or fulfillment as of the Closing Date of the following conditions:

(a)      Receipt of Funds. The Company shall have received immediately available funds in the full amount of the purchase price for the Securities being purchased hereunder as set forth opposite such Purchaser’s name on Exhibit A hereto.

(b)      Representations and Warranties. The representations and warranties made by such Purchaser in Article 3 shall be true and correct in all material respects as of the Closing Date.

(c)      Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by such Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

(d)      Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Securities.

(e)      [Intentionally Omitted].

(f)      Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(g)      No Governmental Prohibition. The sale of the Securities by the Company shall not be prohibited by any law or governmental order or regulation.

5.2      Conditions to Purchasers’ Obligations at the Closing. Each Purchaser’s obligation to complete the purchase and sale of the Securities is subject to the waiver by such Purchaser or fulfillment as of the Closing Date of the following conditions:

(a)      Representations and Warranties. The representations and warranties made by the Company in Article 2 shall be true and correct as of the Closing Date as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b)      Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c)      Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state or foreign or other jurisdiction for the offer and sale of the Securities.

(d)      Legal Opinion. The Company shall have delivered to such Purchaser an opinion, dated as of the Closing Date, from the Law Offices of Carl A. Generes, counsel to the Company, reasonably acceptable to the Purchasers.

(e)      Transfer Agent Instructions. The Company shall have delivered to its transfer agent irrevocable instructions to issue to such Purchaser or in such nominee name(s) as designated by such Purchaser in writing one or more certificates representing such Shares set forth opposite such Purchaser’s name on Exhibit A hereto; provided, however, that if such Purchaser has indicated to the Company at the time of execution of this Agreement a need to settle “delivery versus payment”, the Company shall deliver to such Purchaser or such Purchaser’s designated custodian such original stock certificates and Warrants to be acquired by such Purchaser.

(f)      Officer’s Certificate.  The Company shall have delivered to each Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Sections 5.2(a) and (b).

(g)      Secretary’s Certificate.  The Company shall have delivered to each Purchaser a certificate of the Secretary of the Company, dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (b) certifying the current versions of the certificate or articles of incorporation, as amended, and by-laws of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(h)      Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(i)       No Governmental Prohibition. The sale of the Shares by the Company shall not be prohibited by any law or governmental order or regulation.

(j)       Minimum Aggregate Investment. The Company shall have received at the Closing at least $3.0 million of aggregate gross proceeds from the sale of Securities hereunder.

(k)      Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(l)       Form 10-K.  The Company shall have filed it’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

ARTICLE 6

REGISTRATION RIGHTS

6.1      As soon as reasonably practicable, but in no event later than 30 days after the Closing Date (the “Filing Date”), the Company shall file a registration statement covering the resale of the Registrable Securities with the SEC for an offering to be made on a continuous basis pursuant to Rule 415, or if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Holders of a majority of the Registrable Securities may reasonably specify (the “Initial Registration Statement”). The Initial Registration Statement shall be on Form S-3 (except if the Company is ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form). In the event the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof, (ii) use its reasonable efforts to file amendments to the Initial Registration Statement as required by the SEC and/or (iii) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or, if the Company is ineligible to register for resale the Registrable Securities on Form S-3, such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities on the Initial Registration Statement. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (ii) or (iii) above, the Company will use its reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements on Form S-3 or, if the Company is ineligible to register for resale the Registrable Securities on Form S-3, such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”). Notwithstanding any other provision of this Agreement and subject to the payment of damages in Section 6.3, if the SEC limits the number of Registrable Securities permitted to be registered on a particular Registration Statement (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), any required cutback of Registrable Securities shall be applied to the Holders pro rata in accordance with the number of such Registrable Securities sought to be included in such Registration Statement by reference to the amount of Registrable Securities set forth opposite such Holder’s name on Exhibit A (and in the case of a subsequent transfer, the initial Holder’s) relative to the aggregate amount of all Registrable Securities. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 after such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.  No Holder shall be named as an “underwriter” in any Registration Statement without such Holder’s prior written consent.

6.2      All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 6.1 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders pro rata on the basis of the number of securities so registered.

6.3      The Company further agrees that, in the event that (i) the Initial Registration Statement has not been filed with the SEC within 30 days after the Closing Date, (ii) the Initial Registration Statement or the New Registration Statement, as applicable, has not been declared effective by the SEC by the Effectiveness Deadline, (iii) after such Registration Statement is declared effective by the SEC, (A) such Registration Statement is suspended by the Company or ceases to remain continuously effective as to all Registrable Securities for which it is required to be effective or (B) the Holders are not permitted to utilize the prospectus therein to resell such Registrable Securities, other than, in each case, within the time period(s) permitted by Section 6.7(b) or (iv) after the date six months following the Closing Date, and only in the event a Registration Statement is not effective or available to sell all Registrable Securities, the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable), as a result of which the Holders who are not affiliates are unable to sell Registrable Securities without restriction under Rule 144 (or any successor thereto) (each such event referred to in clauses (i), (ii), (iii) and (iv), a “Registration Default” and the date on which such Registration Default occurs, a “Registration Default Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Registration Default Date and on each monthly anniversary of each such Registration Default Date (if the applicable Registration Default remains uncured) until the applicable Registration Default is cured (each monthly period or portion thereof, a “Penalty Period”), the Company shall pay to each Holder 1.0% of such Holder’s aggregate purchase price of its Shares and Warrant Shares that remain unregistered Registrable Securities on the Registration Default Date; provided, however, that if a Holder fails to provide the Company with any information that is required to be provided in such Registration Statement with respect to such Holder as set forth herein, then the commencement of the Penalty Period described above with respect to such Holder shall be extended until two Business Days following the date of receipt by the Company of such required information from such Holder; and provided, further, that in no event shall the Company be required hereunder to pay to any Holder pursuant to this Agreement more than 1.0% of such Holder’s aggregate purchase price of all of his or her Shares and Warrant Shares for which such Registration Statement is required to be effective in any 30-day period and in no event shall the Company be required hereunder to pay to any Holder pursuant to this Agreement an aggregate amount that exceeds 6.0% of the aggregate purchase price paid by such Holder for such Holder’s Shares and Warrant Shares. The 1.0% penalty pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of a Registration Default, except in the case of the first Registration Default Date. The Company shall deliver said cash payment to the Holder by the fifth Business Day after any Registration Default and after the end of any subsequent Penalty Period.

6.4      In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(a)      except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to a Holder, and to keep the applicable Registration Statement free of any material misstatements or omissions, until the earlier of the following: (i) the fourth anniversary of the Closing Date, (ii) the date all Shares and Warrant Shares held by such Holder may be sold under Rule 144 without volume or manner of sale restrictions and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), provided that the Common Stock then trades on a national securities exchange and such Holder owns less than 1% of the Company’s outstanding capital stock. The period of time during which the Company is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period.”

(b)      notify the Holders within one Business Day (which notification shall not contain any material, non-public information regarding the Company or any other public company):

(i)      when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii)     of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(iii)   of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(iv)    of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)      of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading;

(c)       use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(d)       if a Holder so requests in writing, promptly furnish to each such Holder, without charge, at least one copy of each Registration Statement and each post-effective amendment thereto, including financial statements and schedules, and, if explicitly requested, all exhibits in the form filed with the SEC;

(e)      during the Registration Period, promptly deliver to each such Holder, without charge, as many copies of each prospectus included in a Registration Statement and any amendment or supplement thereto as such Holder may reasonably request in writing; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by a prospectus or any amendment or supplement thereto;

(f)       during the Registration Period, if a Holder so requests in writing, deliver to each Holder, without charge, (i) one copy of the following documents, other than those documents available via EDGAR: (A) its annual report to its stockholders, if any (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a firm of certified public accountants of recognized standing), (B) if not included in substance in its annual report to stockholders, its annual report on Form 10-K (or similar form), (C) its definitive proxy statement with respect to its annual meeting of stockholders, (D) each of its quarterly reports to its stockholders, and, if not included in substance in its quarterly reports to stockholders, its quarterly report on Form 10-Q (or similar form), and (E) a copy of each full Registration Statement (the foregoing, in each case, excluding exhibits); and (ii) if explicitly requested, all exhibits excluded by the parenthetical to the immediately preceding clause (E);

(g)      prior to any public offering of Registrable Securities pursuant to any Registration Statement, promptly take such actions as may be necessary to register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such United States jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by any such Registration Statement;

(h)      upon the occurrence of any event contemplated by Section 6.4(b)(v) above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(i)       otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC which could affect the sale of the Registrable Securities;

(j)       use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which equity securities issued by the Company have been listed;

(k)      use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby as soon as practicable and, with respect to the Initial Registration Statement or the New Registration Statement, as applicable, no later than the Effectiveness Deadline, and to enable the Holders to sell Registrable Securities under Rule 144;

(l)       provide to each Holder and its representatives, if requested, the opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Holder may reasonably request in order to fulfill any due diligence obligation on its part; and

(m)     permit counsel for the Holders to review any Registration Statement and all amendments and supplements thereto, within two Business Days prior to the filing thereof with the SEC;

provided that, in the case of clauses (l) and (m) above, the Company shall not be required (A) to delay the filing of any Registration Statement or any amendment or supplement thereto as a result of any ongoing diligence inquiry by or on behalf of a Holder or to incorporate any comments to any Registration Statement or any amendment or supplement thereto by or on behalf of a Holder if such inquiry or comments would require a delay in the filing of such Registration Statement, amendment or supplement, as the case may be, or (B) to provide, and shall not provide, any Holder or its representatives with material, non-public information unless such Holder agrees to receive such information and enters into a written confidentiality agreement with the Company in a form reasonably acceptable to the Company.

6.5      The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 6.1 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

6.6       (a)      To the extent permitted by law, the Company shall indemnify each Holder and its directors, officers, shareholders, members, partners, employees, agents and investment advisers (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) and each person controlling such Holder within the meaning of Section 15 of the Securities Act, and the directors, officers, shareholders, agents, members, partners, employees or investment advisers (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Holder Indemnified Person”), with respect to which any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, any amendment or supplement thereof, or other document prepared by the Company and incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, or any violation by the Company of any rule or regulation promulgated by the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder Indemnified Person, for reasonable legal and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use in preparation of any Registration Statement, prospectus, amendment or supplement; provided further, that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is based on the failure of such Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time any Registration Statement becomes effective or in an amended prospectus filed with the SEC pursuant to Rule 424(b) which meets the requirements of Section 10(a) of the Securities Act (each, a “Final Prospectus”), such indemnity shall not inure to the benefit of any such Holder or any such controlling person, if a copy of a Final Prospectus furnished by the Company to the Holder for delivery was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.

(b)      Each Holder will severally, and not jointly, indemnify the Company, each of its directors and officers, and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, or any amendment or supplement thereof, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, and each person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder expressly for use in preparation of any Registration Statement, prospectus, amendment or supplement; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of a prospectus was not made available to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, a Holder’s aggregate liability pursuant to this subsection (b) and subsection (d) shall be limited to the net amount received by the Holder from the sale of the Registrable Securities.

(c)      Each party entitled to indemnification under this Section 6.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld). No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d)      If the indemnification provided for in this Section 6.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

6.7      (a)       Subject to the limited time periods in Section 6.7(b), each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement and prospectus contemplated by Section 6.1 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(b)      Each Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to any Registration Statement and prospectus contemplated by Section 6.1 during no more than two periods of no more than 30 calendar days each during any 12-month period to the extent that the Board of Directors of the Company determines in good faith that the sale of Registrable Securities under any such Registration Statement would be reasonably likely to cause a violation of the Securities Act or Exchange Act, provided that the Company shall not register any securities for the account of itself or any other stockholder during any such 30-day period.

(c)      As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing, including completing a Registration Statement Questionnaire in the form provided by the Company or in a mutually agreeable form, or as shall be required in connection with any registration referred to in this Article 6.

(d)      Each Holder hereby covenants with the Company not to make any sale of the Registrable Securities pursuant to a Registration Statement without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied.

(e)      Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to a Registration Statement which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

(f)      At the end of the Registration Period the Holders shall discontinue sales of shares pursuant to any Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by any such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

6.8      With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, so long as the Holders still own Registrable Securities, the Company shall use its reasonable best efforts to:

(a)      make and keep adequate current public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

(b)      file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c)      so long as a Holder owns any Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

6.9      The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 6.1 may be assigned by a Holder in connection with a transfer by such Holder of all or a portion of its Registrable Securities, provided, however, that such transfer must be made at least ten days prior to the Filing Date and that (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such Holder gives prior written notice to the Company at least ten days prior to the Filing Date; and (iii) such transferee agrees to comply with the terms and provisions of this Agreement, and such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this Section 6.9, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

6.10   The rights of any Holder under any provision of this Article 6 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended by an instrument in writing signed by such Holder.

ARTICLE 7

DEFINITIONS

7.1      “Agreement” has the meaning set forth in the preamble.

7.2      “Affiliate” means, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

7.3      “Articles of Incorporation” has the meaning set forth in Section 2.3.

7.4      “Business Day” means a day Monday through Friday on which banks are generally open for business in New York City.

7.5      “Bylaws” has the meaning set forth in Section 2.3.

7.6      “Closing” has the meaning set forth in Section 1.3.

7.7      “Closing Date” has the meaning set forth in Section 1.3.

7.8      “Common Stock” means the common stock, par value $0.001 per share, of the Company.

7.9      “Company” means Careview Communications, Inc.

7.10   “Effectiveness Deadline” means, with respect to the Initial Registration Statement or the New Registration Statement, the 90th calendar day following the Closing Date (or, in the event the SEC reviews or has written comments to the Initial Registration Statement or the New Registration Statement, the 120th calendar day following the Closing Date); provided, however, that if the Company is notified by the SEC that the Initial Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline as to such Registration Statement shall be the 5th Business Day following the date on which the Company is so notified if such date precedes the dates otherwise required above; provided, further, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.

7.11   “Evaluation Date” has the meaning set forth in Section 2.7.

7.12   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

7.13   “Filing Date” has the meaning set forth in Section 6.1.

7.14   “Final Prospectus” has the meaning set forth in Section 6.6(a).

7.15   “Financial Statements” means the financial statements of the Company included in the SEC Documents.

7.16   “Financing” has the meaning set forth in Section 8.14.

7.17   “Holders” means any person holding Registrable Securities or any person to whom the rights under Article 6 have been transferred in accordance with Section 6.9 hereof.

7.18   “Indemnified Party” has the meaning set forth in Section 6.6(c).

7.19   “Indemnifying Party” has the meaning set forth in Section 6.6(c).

7.20   “Initial Registration Statement” has the meaning set forth in Section 6.1.

7.21   “Intellectual Property” has the meaning set forth in Section 2.10.

7.22   “Investment Company Act” has the meaning set forth in Section 2.12.

7.23   “Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets or financial condition of the Company, taken as a whole, or (b) the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement.

7.24   “Material Agreements” has the meaning set forth in Section 2.6.

7.25   “New Registration Statement” has the meaning set forth in Section 6.1.

7.26   “Offering” means the private placement of the Company’s Securities contemplated by this Agreement.

7.27   “Penalty Period” has the meaning set forth in Section 6.3.

7.28   “Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

7.29   “Placement Agent” means Ladenburg Thalmann & Co. Inc.

7.30   “Purchasers” has the meaning set forth in the preamble to this Agreement.

7.31   “Purchase Price” has the meaning set forth in Section 1.1.

7.32   The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

7.33   “Registrable Securities” means (i) the Shares and (ii) the Warrant Shares; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC, (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale and (C) are held by a Holder or a permitted transferee pursuant to Section 6.9.

7.34   “Registration Default” has the meaning set forth in Section 6.3.

7.35   “Registration Expenses” means all expenses incurred by the Company in complying with Section 6.1 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Holder).

7.36   “Registration Statement” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation the Initial Registration Statement, the New Registration Statement and any Remainder Registration Statements) and amendments and supplements to such Registration Statements, including post-effective amendments.

7.37   “Registration Period” has the meaning set forth in Section 6.4(a).

7.38   “Remainder Registration Statement” has the meaning set forth in Section 6.1.

7.39   “Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.

7.40   “Rule 415” means Rule 415 promulgated under the Securities Act, or any successor rule.

7.41   “SEC” means the United States Securities and Exchange Commission.

7.42   “SEC Documents” has the meaning set forth in Section 2.6.

7.43   “Securities” has the meaning set forth in Section 1.1.

7.44   “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

7.45   “Selling Expenses” means all selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder in connection with any such sale.

7.46   “Share Purchase Price” has the meaning set forth in Section 1.1.

7.47   “Shares” has the meaning set forth in Section 1.1.

7.48   “Subsidiary” of any person shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

7.49   “Warrant Shares” has the meaning set forth in Section 2.4.

7.50   “Warrants” has the meaning set forth in Section 1.1.

ARTICLE 8

GOVERNING LAW; MISCELLANEOUS

8.1      Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

8.2      Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile or e-mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

8.3      Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

8.4      Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

8.5      Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement. Any amendment or waiver by a party effected in accordance with this Section 8.5 shall be binding upon such party, including with respect to any Securities purchased under this Agreement (including securities into which such Securities are convertible and for which such Securities are exercisable) and each future holder of all such securities.

8.6      Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

If to the Company:	Careview Communications, Inc.
405 State Highway 121, Suite B-240
Lewisville, Texas 75067
Attn: Chief Financial Officer
Fax: (972) 403-7659
E-Mail: sjohnson@care-view.com
With a copy to:
mjackson@care-view.com

With a copy to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC
Chrysler Center
666 Third Avenue
New York, New York 10017
Attn: William C. Hicks, Esq.
Mark Nemes, Esq.
Fax: (212) 983-3115

If to a Purchaser: To the address set forth immediately below such Purchaser’s name on the signature pages hereto. Each party will provide ten days’ advance written notice to the other parties of any change in its address.

8.7      Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers and the Holders, and no Purchaser or Holder may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except as permitted in accordance with Section 6.9 hereof.

8.8      Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns and the Placement Agent, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

8.9      Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.10   No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.11   Equitable Relief. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchasers and Holders. The Company therefore agrees that the Purchasers and Holders are entitled to seek temporary and permanent injunctive relief in any such case. Each Purchaser and each Holder also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company. Each Purchaser and each Holder therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.

8.12   Survival of Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchasers herein shall survive for a period of one year following the date hereof.

8.13   Independent Nature of Purchasers’ and Holders’ Obligations and Rights. The obligations of each Purchaser and each Holder under this Agreement are several and not joint with the obligations of any other Purchaser or Holder, and no Purchaser or Holder shall be responsible in any way for the performance of the obligations of any other Purchaser or Holder under this Agreement. Nothing contained herein and no action taken by any Purchaser or Holder pursuant thereto, shall be deemed to constitute the Purchasers or Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers or Holders are in any way acting in concert or as a group, or are deemed affiliates with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser and each Holder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser or Holder to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

8.14   Exculpation. Each Purchases and each Holder acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no other Purchaser nor the respective controlling persons, officers, directors, partners, agents or employees of any other Purchaser shall be liable to any other Purchaser or Holder for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

8.15   Termination. This Agreement may be terminated and the sale and purchase of the Shares and the Warrants abandoned at any time prior to the Closing by either the Company or any Purchaser (with respect to itself only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 P.M., New York City time, on the thirtieth day following the date of this Agreement; provided, however, that the right to terminate this Agreement under this Section 8.15 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.  Nothing in this Section 8.15 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.  In the event of a termination pursuant to this Section 8.15, the Company shall promptly notify all non-terminating Purchasers.  Upon a termination in accordance with this Section 8.15, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

Careview Communications, Inc.

By:

Name:

Title:

Name of Purchaser:

By:

Name:

Title:

Address:

Facsimile:

E-Mail:

DVP Settlement (Yes/No):